EXHIBIT 99.2
SUBSCRIPTION AGREEMENT
HILLS BANCORPORATION

OFFERING OF SHARES OF COMMON STOCK
SUBSCRIPTION AGREEMENT

Expiration Date:  November 15, 2011,
unless extended at the sole discretion of Hills Bancorporation

We are conducting an offering pursuant to which you may subscribe for shares of our common stock.  The offering will end on November 15, 2011, subject to extension or earlier termination, in our sole discretion.  To participate in the offering, you must subscribe for a minimum of 100 shares.  Orders received in the offering are subject to proration if the number of shares subscribed for exceeds the number of shares offered and available.  Also, orders in the offering are subject to rejection in whole or in part solely at our discretion.

For a more complete description of the terms and conditions of this offering, please refer to the prospectus dated ____________, 2011, which is incorporated herein by reference.  Copies of the prospectus are available upon request from Hills Bancorporation by calling James G. Pratt, our Treasurer and Chief Financial Officer, or Shari DeMaris, Senior Vice President and Director of Finance of the Bank, at (319) 679-5090 or toll free (888) 296-0938.

To subscribe for shares in the offering, we must receive a properly completed and executed copy of this Subscription Agreement by 5:00 p.m. Central Time, on November 15, 2011, together with a personal check, cashier’s check, certified check or money order drawn on a bank located in the United States of America and payable to “Hills Bancorporation” for an amount equal to the number of shares ordered, multiplied by $______.

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

1.	Shares subscribed for:
(minimum 100 shares, maximum __________ shares)

2.	Purchase price of shares subscribed for:
($_______ times number of shares in line 1)	$

METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))

[  ] cashier’s check, certified check, bank draft or money order payable to “Hills Bancorporation” ; or
[  ] uncertified personal check payable to “Hills Bancorporation”

If the aggregate amount enclosed is insufficient to purchase the total number of shares included above, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount subject to the minimum number of shares that may be purchased in the community offering.

Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.

Please provide the address below where the stock certificates representing the shares purchased should be sent.

(Street or P.O. Box)	Signature

(City) (State) (Zip)	Signature

Social Security Number of Purchaser	Print Name(s)

Telephone Number

If the Investor is not an individual, select on the form below in what manner title to the Shares is to be taken, and complete the form.

m Custodian for minor child	m Corporation/Partnership

m Joint tenants with right of survivorship	m Tenants in common

m Trust (See additional instructions below)	m Other: ________________________________
(Note manner)

Please state below the full name(s), address, and social security number(s) or tax identification number(s) of the appropriate trust, tenants in common, joint tenants with right of survivorship or other holder, and execute this Subscription Agreement clearly indicating the capacity in which you have executed.  Subscriptions in the name of a trust are governed by the trust agreement and the information below should include the name of the trust, the date of the trust agreement and the name of the trustee(s).

_____________________________________      ________________________________
(Print full name)                                                                (Signature of Investor)

_____________________________________      ________________________________
(Street address)                                                                (Signature of Co-Investor, if applicable)

_____________________________________     _______________________________
(City, State and Zip)                                                                (Date)

_______________________________
    (Social Security or Taxpayer ID. No.)